Exhibit 99.3

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on [                ], 2015.

Vote by Internet
• Go to www.envisionreports.com/cybx • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain	+
1.	Proposal to adopt the Transaction Agreement, dated as of March 23, 2015 (the “Merger Agreement”), by and among Cyberonics, Sorin S.p.A., Sand Holdco Limited (which was subsequently re-registered on April 17, 2015 as Sand Holdco PLC, and then again on June 23, 2015 as LivaNova PLC) and Cypher Merger Sub, Inc.	☐	☐	☐

2.	Proposal to approve any motion to adjourn the Special Meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, (ii) to provide Cyberonics stockholders any supplement or amendment to the Proxy Statement/Prospectus or (iii) to disseminate any other information that is material to Cyberonics stockholders voting at the Special Meeting.	☐	☐	☐

3.	Proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the mergers contemplated by the Merger Agreement, which are disclosed in the section entitled “Stockholder Vote on Certain Compensatory Arrangements” of the Proxy Statement/Prospectus.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(This proxy should be dated, signed exactly as your name(s) appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should indicate their title. If the shares are held by joint tenants or as community property, both owners should sign this proxy.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — CYBERONICS, INC.

SPECIAL MEETING OF STOCKHOLDERS - [                    ], 2015 AT [                ] C.D.T.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Cyberonics, Inc., a Delaware corporation (“Cyberonics”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the proxy statement/prospectus of which such notice forms a part (the “Proxy Statement/Prospectus”), and hereby authorizes and appoints Daniel J. Moore and Darren W. Alch, and each of them, as agents, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Cyberonics (the “Special Meeting”), to be held on [    ], 2015 at [    ], central daylight time, at Cyberonics’ offices located at 100 Cyberonics Boulevard, Houston, Texas 77058 and at any adjournment or postponement thereof, and to vote as specified in this Proxy all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. In accordance with their discretion, the proxies and attorneys-in-fact are also authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof.

A majority of such attorneys and substitutes as shall be present and shall act at said meeting or any adjournment or postponements thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

If you would like to attend the Special Meeting, you must obtain an admission ticket in advance as described in more detail in the Proxy Statement/Prospectus.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR Proposals 1, 2 and 3, and as the proxies deem advisable on such other matters as may come before the meeting.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Special Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement/Prospectus is available at www.envisionreports.com/cybx.

IMPORTANT—PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE OR FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE FOR VOTING VIA THE INTERNET OR BY TELEPHONE.